EISNERAMPER

EisnerAmper LLP
One Logan Square
130 North 18th Street, Suite 3000
Philadelphia, PA 19103
T 215.881.8800
F 215.881.8801
www.eisneramper.com

Exhibit 16.1

January 19, 2021

Office of Chief Accountant
Securities and Exchange Commission
100 F Street N.E.
Washington D.C. 20549

Ladies and Gentlemen

We have read Item 4.01 of Form 8-K dated January 14, 2021 of Tofutti Brands Inc. and are in agreement with the statements contained therein as it regards our firm. We have no basis to agree or disagree with other statements of the registrant contained in Item 4.01.

Sincerely,

/s/ EisnererAmper LLP

EISNERAMPER LLP
Philadelphia, Pennsylvania